UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2007

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2007, Golden Eagle International, Inc. (hereafter referred to as “Golden Eagle,” “us” or “we”) entered into an Agreement for Consulting and Professional Services (the “Agreement”) with Washington Group International, Inc. (“Washington Group International), an Ohio Corporation with its principal place of business located at 7800 East Union Avenue, Suite 100, Denver, Colorado 80237. Washington Group International (www.wint.com) provides integrated engineering, construction and management services worldwide. The principal objective of the Agreement is for Washington Group International to support us in our efforts to evaluate our work to date regarding our Buen Futuro (A Zone) gold and copper project located on our Precambrian properties 270 kilometers (162 miles) north of Santa Cruz in eastern Bolivia, as well as make recommendations to us on moving this project forward.

Prior to this Agreement, no material relationship existed between Golden Eagle and Washington Group International.

The term of the Agreement is two years. The Agreement is subject to mutual confidentiality and indemnification provisions.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Agreement for Consulting and Professional Services Between Golden Eagle International, Inc. and Washington Group International, Inc.

99.	Press Release: Golden Eagle Signs Agreement for Consulting and Engineering Services with Washington Group International, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of February, 2007.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer